UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2007
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446
(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 17, 2007, RTI International Metals, Inc. (the “Company”) entered into a supplemental long-term agreement (the “Supplement”) with EADS Deutschland GmbH as Lead Buyer for the European Aeronautic Defense Space (“EADS”) group of companies, including Airbus. The Supplement provides for the Company to supply additional titanium mill products that support the Airbus family of commercial aircraft, including the A380 and the A350 XWB programs. The Supplement commences in 2010 and runs through 2020.
     Product volumes under the Supplement are based on program ramp ups, build rates and ultimate titanium content per aircraft. However, EADS is required to purchase a minimum of 45 million pounds of titanium mill product over the eleven-year term of the Supplement, with production to begin in 2010. Pricing for volumes to be provided under the Supplement are fixed for the term of the Supplement with provisions to allow for the setting of new baseline pricing in the event cost elements change significantly.
     Product volumes under the Supplement are in addition to volumes under the Company’s previously announced 2006 contract with EADS (the “2006 Contract”).
     The Company is required to procure the input material (titanium sponge) necessary to support volumes under the Supplement. As previously disclosed, the 2006 Contract required EADS to arrange for supply of input material (titanium sponge) to support volumes under that contract. The Supplement modifies the 2006 Contract in that the Company will take over the supply of input material to support the volumes under the 2006 Contract beginning in 2012.
     See Item 8.01 below for a brief description of the Company’s plan to build a premium-grade titanium sponge facility to support the Supplement and other recently announced, long-term supply contracts. The Company issued a press release to announce the Supplement; a copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
     The Company announced its intention to build a premium-grade sponge facility in Hamilton, Mississippi, at a projected cost of $300 million for the facility and related expansions. The plant will have a total annual production capacity of up to 20 million pounds of titanium sponge and is expected to begin operations in 2010, ramping up production over time. The facility will support the Supplement as well as the Company’s recently announced contract extension with Lockheed Martin Aeronautics Company for the F-35 Joint Strike Fighter program. The Company currently anticipates that this expansion will be funded by cash on hand, operating cash flow, and borrowing capacity through a to-be expanded credit facility.
     A copy of the press release announcing this capital expansion is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press release dated September 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: September 21, 2007	/s/ Chad Whalen
Chad Whalen
Vice President and General Counsel